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                                                                   EXHIBIT 23(c)


                                  May 4, 1998



Board of Directors
Science Applications International Corporation
10260 Campus Point Drive
San Diego, California 92121

          Re:  Form S-3 Registration Statement


Dear Directors:

          We hereby consent to all references to our firm in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Securities Act.


                                             Very truly yours,


                                             /s/ Baker & McKenzie